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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We hereby consent to the use of our audit report dated March 3, 1997, relating to the combined financial statements of the Donno Company, Inc., and affiliates, as of and for the three years ended June 30, 1996, which are contained in the Current Report on Form 8-K dated January 31, 1997 (as amended on Form 8-K/A filed April 15, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.

                            /s/ Paternostro, Callahan & DeFreitas, LLP

Mineola, New York
July 10, 1997